Exhibit 1.1

WARNING

The taking of this document or any certified copy thereof or any document which confirms or refers to this document or any document constituting substitute documentation thereof (each a “Stamp Duty Sensitive Document”) into the Republic of Austria as well as printing out any e-mail communication which confirms or refers to any Stamp Duty Sensitive Document or to which a copy, a pdf-scan or any other scan of any Stamp Duty Sensitive Document is attached in the Republic of Austria and sending any e-mail communication carrying a signature (whether digitally, manuscript or otherwise technically reproduced) which confirms or refers to any Stamp Duty Sensitive Document or to which a copy, a pdf-scan or any other scan of any Stamp Duty Sensitive Document is attached to or from an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed confirmations thereof or references thereto and any document constituting substitute documentation thereof outside of the Republic of Austria and do not (i) print out any e-mail communication which confirms or refers to any Stamp Duty Sensitive Document or to which a copy, a pdf-scan or any other scan of any Stamp Duty Sensitive Document is attached in the Republic of Austria and (ii) send any e-mail communication carrying a signature (whether digitally, manuscript or otherwise technically reproduced) which confirms or refers to any Stamp Duty Sensitive Document or to which a copy, a pdf-scan or any other scan of any Stamp Duty Sensitive Document is attached to or from an Austrian addressee.

SUZANO AUSTRIA GMBH

Debt Securities

Guaranteed by Suzano S.A.

UNDERWRITING AGREEMENT
BASIC PROVISIONS

[DATE]

To the Underwriters named in the
Terms Agreement supplemental hereto

Ladies and Gentlemen:

Suzano Austria GmbH, a limited liability company incorporated under the laws of the Republic of Austria (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time certain of its debt securities specified in the Terms Agreement described below.  The debt securities will be irrevocably and unconditionally guaranteed (the “Guarantee”) as to payment of principal, premium (if any) and interest by Suzano S.A., a company organized under the laws of Brazil, as guarantor (the “Guarantor”).  Unless otherwise specified in the Terms Agreement, such debt securities will be issued under an amended and restated indenture, dated as of January 24, 2020 (the “Indenture”) entered into by and among the Company, the Guarantor and Deutsche Bank Trust Company Americas, a New

York banking corporation, as trustee (the “Trustee”).  Such debt securities may have varying designations, denominations, currencies, interest rates and payment dates, maturities, redemption provisions and selling prices.

Whenever the Company and the Guarantor determine to make an offering of debt securities through one or more investment banking firms, they will enter into a terms agreement (the “Terms Agreement”) with such firm or firms named therein providing for the sale of the specific series of debt securities to be issued and sold by the Company pursuant thereto (the “Debt Securities”), and the purchase and offering thereof by such Underwriters.  The Debt Securities and the Guarantee are referred to herein collectively as the “Securities.”  The Terms Agreement shall be substantially in the form of Exhibit A hereto with such additional terms as may be agreed among the Company, the Guarantor and the Underwriters and shall incorporate by reference the basic provisions set forth herein.

The following terms are used herein as defined below:

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus relating to the Securities contained in the Registration Statement at the Execution Time.

“Closing Date” shall have the meaning set forth in Section 3 hereof.

“Commission” shall mean the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument the United States Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II to the Terms Agreement, including any final term sheet prepared and filed pursuant to Section 4(d) hereto, and (iv) any other Free Writing Prospectus that the parties to the Terms Agreement shall expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, or any post-effective amendment or amendments thereto, became or become effective.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the time specified in the Terms Agreement.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Final Term Sheet” shall mean the final term sheet attached as Schedule III to the Terms Agreement.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus, which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in the first sentence of Section 1(a), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B under the Act, on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall mean the registration statement so amended.

“Subsidiary” shall mean with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which more than 50.0% of the outstanding voting shares is owned, directly or indirectly, by such person and one or more Subsidiaries of such person (or a combination thereof).

“Transaction Documents” means the Agreement (as defined below), the Indenture and any other agreements specified in the related Terms Agreement.

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed (except as provided in Section 9.05); provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

“Underwriter Information” shall mean, with respect to any document, statements in or omissions from such document based upon information furnished to the Company or the Guarantor in writing by or on behalf of any Underwriter through the Representatives specifically for use in such document.

Unless the context otherwise requires, as used herein, (a) the term “Agreement” shall refer to the Terms Agreement duly executed by the parties thereto applicable to a specific offering and incorporating the basic provisions set forth herein; (b) the term “Underwriter” or “Underwriters” shall refer to the one or more investment banking firms which are parties to the Agreement; and (c) “you” or “your” or the “Representatives” shall refer to any manager or managers of an underwriting syndicate specified in the Terms Agreement, or, if none is or are so named, to the Underwriter or Underwriters.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed with or furnished to the Commission under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing or furnishing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus that is incorporated therein by reference.

SECTION 1                               Representations and Warranties.  Each of the Company and the Guarantor, jointly and severally, represents and warrants to each Underwriter, as of the date of the Agreement, as follows:

(a)                                 Shelf Registration Statement. The Company and the Guarantor have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 under the Act (the file number of which is set forth in the Terms Agreement) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission.  The Company and the Guarantor may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you.  The Company and the Guarantor will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).

(b)                                 Substance of Registration Statement. On the applicable Effective Date, the Registration Statement complied, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will comply, in all material respects with the applicable requirements of the Act and the Trust Indenture Act.  On the applicable Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  On the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act.  On the date of any filing pursuant to Rule 424(b), each Preliminary Prospectus did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  On the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, neither the Company nor the Guarantor makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) any Underwriter Information.

(c)                                  Compliance with Act and Exchange Act. The documents incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and any further documents deemed to be or, in the case of a Report on Form 6-K, designated as being incorporated by reference in the Registration Statement or the Disclosure Package after the date of the Agreement, when such documents are filed with or furnished to the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and when read together with the other information included or incorporated in the Registration Statement, the Disclosure Package or the Final Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)                                 Disclosure Package. At the Execution Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Guarantor makes any representation and warranty with respect to Underwriter Information.

(e)                                  Issuer. Each of the Company and the Guarantor meets the requirements for use of Form F-3 under the Act.  Each of the Company and the Guarantor was (i) at the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or the Guarantor or any person acting on its or their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and is a “well-known seasoned issuer” and was not, and is not, an “ineligible issuer” (in each case as defined in Rule 405 under the Act) at any “determination date” under Rule 164 under the Act or Rule 405 under the Act that is relevant to the offering of the Securities.

(f)                                   No Objection. Neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) objecting to its use of the automatic shelf registration statement form.

(g)                                  No Conflicts. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided that neither the Company nor the Guarantor makes any representation or warranty with respect to Underwriter Information.

(h)                                 Organization and Good Standing. Each of the Company, the Guarantor and their respective Subsidiaries has been duly organized and/or incorporated, is validly existing and is in good standing (to the extent the concept of good standing is recognized in the respective jurisdiction) as a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Austria, in the case of the Company, and as a corporation (sociedade por ações) under the laws of Brazil, in the case of the Guarantor, and under the laws of the jurisdiction of its incorporation or organization in the case of the Guarantor’s Subsidiaries.

Each of the Company and the Guarantor and their respective Subsidiaries is duly qualified to do business and is in good standing (to the extent the concept of good standing is recognized in the respective jurisdiction) in each jurisdiction in which its respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing (to the extent the concept of good standing is recognized in the respective jurisdiction) or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company or the Guarantor and their respective Subsidiaries taken as a whole or on the performance by the Company, the Guarantor and their respective Subsidiaries of their respective obligations under this Agreement, the Securities, the Indentures and the Guarantees (a “Material Adverse Effect”).

(i)                                     Due Authorization. The Company and the Guarantor have full right, power and authority to execute and deliver the Agreement, the Securities, the Indenture and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j)                                    The Indentures. The Indenture (including the respective Guarantee set forth therein) has been duly authorized, executed and delivered, by each of the Company and the Guarantor and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument of each of the Company and the Guarantor enforceable against each of the Company and the Guarantor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law, or, in particular between the United States and Austria, by the absence of treaties providing for reciprocal recognition and enforcement of judgments in civil and commercial matters (collectively referred to as the “Enforceability Exceptions”)); the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Agreement, will constitute legal, valid and binding obligations of the Company and the Guarantor, as applicable, entitled to the benefits of the Indenture, subject to the Enforceability Exceptions; and the Indenture has been duly qualified under the Trust Indenture Act.

(k)                                 The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l)                                     Description of the Indenture and Securities. The Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(m)                             No Violation or Default. Neither the Company, the Guarantor nor any of their respective Subsidiaries is (i) in violation of their memorandum and articles of association, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in the Indenture or any other indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantor or any of their respective Subsidiaries is a party or by which the Company, the Guarantor or any of their respective Subsidiaries is bound or to which any property or asset of the Company, the Guarantor or any of their respective Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)                                 No Conflicts. The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the use of proceeds thereof, and the issuance of the Guarantees and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company, the Guarantor or any of their respective Subsidiaries pursuant to, the Indenture or any mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantor or any of their respective Subsidiaries is a party or by which the Company, the Guarantor or any of their respective Subsidiaries is bound or to which any of the property, right or asset of the Company, the Guarantor or any of their respective Subsidiaries is subject, (ii) result in any violation of the provisions of the memorandum and articles of association, charter or bylaws or similar organizational documents of the Company, the Guarantor or any of their respective Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, and without limiting the generality of the foregoing, Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) pursuant to Austrian corporate law, in particular Section 82 of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung), except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)                                 No Consents Required. No consent, approval, authorization, filing, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority or agency or body is required in connection with the execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantees and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such except for consents, approvals, authorizations, orders and registrations or qualifications as have been obtained under the Act and the Trust Indenture Act, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus and such as may be set forth in the Terms Agreement, including, in particular, the requirement to submit a filing for statistical purposes with the new issue calendar (Emissionskalender) maintained by Oesterreichische Kontrollbank AG (OeKB) in Austria in case of an offer of securities in Austria and the publication of such minutes in the applicable Official Gazette (Diário Oficial), as applicable, and in the applicable local newspaper shall be filed with the applicable board of trade (Junta Comercial).

(p)                                 Consolidated Financial Statements. The consolidated financial statements of the Guarantor included in the Base Prospectus, Preliminary Prospectus, Disclosure Package, Final Prospectus and the Registration Statement present fairly, in all material respects, the consolidated financial condition of the Guarantor as of the dates indicated and its consolidated financial performance and its cash flows for the periods specified. The consolidated financial statements of the Guarantor were prepared in accordance with accounting practices adopted in Brazil, including the pronouncements issued by the Brazilian Accounting Pronouncements Committee, and International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”), applied on a consistent basis throughout the periods covered thereby.

(q)                                 Accounting Controls. The Guarantor maintains a system of internal controls, which are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r)                                    Disclosure Controls. The Guarantor and its Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act) and has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

Such disclosure controls and procedures are effective to provide reasonable assurance that information required to be disclosed by the Guarantor in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms, and that it is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure.

(s)                                   Underwriting Agreement. The Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(t)                                    Absence of Taxes in Brazil. Except as described in the Disclosure Package and the Final Prospectus, payments made by the Company to holders under the Securities and the Indenture and by the Company to the Underwriters under the Agreement will not be subject under the current laws of Brazil or any of its political subdivisions to any withholding or similar charges for or on account of taxation.

(u)                                 Absence of Taxes in the Republic of Austria. Except as described in the Disclosure Package and the Final Prospectus, payments of principal and interest made to holders under the Securities and the Indenture and any payment made thereunder by a third party in addition to, or instead of, such payments on behalf of the Company, will not be subject under the laws of the Republic of Austria to any withholding or similar charges for or on account of taxation if such payments are made by a non-Austrian paying agent from a place outside of Austria.

(v)                                 Independent Accountant (PwC). PricewaterhouseCoopers (or any successor accounting firm selected by the Company or Guarantor), which certified the financial statements and supporting schedules included in the Disclosure Package and the Final Prospectus, are an independent registered public accounting firm with respect to the Guarantor and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the Act.

(w)                               Independent Accountants (KPMG). KPMG Auditores Independentes, which has audited the financial statements of the Guarantor as of December 31, 2016, as incorporated by reference in the Disclosure Package and the Final Prospectus, was an independent registered public accounting firm as of May 16, 2018 and during the period covered by the financial statements on which they reported, with respect to the Guarantor and its Subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB.

(x)                                 No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, (a) there has not been (1) any change in the capital stock or long-term debt of the Company, the Guarantor or any of their respective Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or the Guarantor, or any of their respective Subsidiaries on any class of capital stock, or (2) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company, the Guarantor or any of their respective Subsidiaries, taken as a whole; (b) neither the Company, the Guarantor nor any of the Guarantor’s Subsidiaries has entered into any transaction or agreement that is material to the Company, the Guarantor or any of their respective Subsidiaries, taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company, the Guarantor or any of their respective Subsidiaries, taken as a whole, except for, in case of the Company, the issue of the Securities as provided for in this Agreement; and (c) neither the Company, the Guarantor nor any of their respective Subsidiaries has sustained any material loss or interference with its business (1) from fire, explosion, flood or other calamity, whether or not covered by insurance or (2) from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority material to the Guarantor and its Subsidiaries taken as a whole, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(y)                                 No Labor Disputes. Other than as set forth or contemplated in the Disclosure Package and the Final Prospectus, there are no labor disturbances by or disputes with employees of the Company, the Guarantor or any of their respective Subsidiaries exists or, to the best knowledge of the Company or the Guarantor or any of their respective Subsidiaries, is contemplated or threatened, and neither the Company or the Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the principal suppliers, contractors or customers of the Company, the Guarantor or any of their respective Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.

(z)                                  Licenses and Permits. Except as described in the Disclosure Package and the Final Prospectus, the Company, the Guarantor and their respective Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Disclosure Package and the Final Prospectus, neither the Company, the Guarantor nor any of their respective Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, which such revocations, modifications or non-renewals would reasonably be expected to have a Material Adverse Effect.

(aa)                          Title to Real and Personal Property. The Company, the Guarantor and each of their respective Subsidiaries have good and marketable title in fee simple, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, the Guarantor and each of their respective Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (a) do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantor or any of their respective Subsidiaries or (b) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(bb)                          Intellectual Property. (i) The Company, the Guarantor and each of their respective Subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except for failures that could not reasonably be expected to have a Material Adverse Effect; (ii) to the best knowledge of the Company and the Guarantor, the Company, the Guarantor and each of their respective Subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company, the Guarantor and each of their respective Subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, which infringement would be expected to have a Material Adverse Effect relating to Intellectual Property; and (iv) to the best knowledge of the Company and the Guarantor, the Intellectual Property of the Company, the Guarantor and each of their respective Subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(cc)                            Certain Environmental Matters. Except as described in the Disclosure Package and the Final Prospectus, (i) the Company, the Guarantor and each of their respective Subsidiaries (a) are, and at all prior times were, in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (b) have received and are in compliance with all, and have not violated any permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (c) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, the Guarantor or any of their respective Subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) to the best knowledge of the Company and the Guarantor, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company, the Guarantor or any of their respective Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of U.S.$10,000,000 or more will be imposed, (y) neither the Company, the Guarantor nor any of their respective Subsidiaries are aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company, the Guarantor or any of their respective Subsidiaries, and (z) none of the Company, the Guarantor or any of their respective Subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(dd)                          Sarbanes-Oxley Act. There is and has been no material failure on the part of the Company or the Guarantor or any of the Company’s or the Guarantor’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee)                            No Unlawful Payments. Neither the Company, the Guarantor nor any of their respective Subsidiaries, nor any director or officer of the Company, the Guarantor or any of their respective Subsidiaries nor, to the best knowledge of the Company or the Guarantor, any employee, agent, affiliate or other person associated with or acting on behalf of the Company, the Guarantor or their respective Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (including, without limitation, the Brazilian Penal Code, the Brazilian Law No. 12,846/2013 and the Brazilian Decree No. 8,420/2015), each as amended from time to time; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Guarantor have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws, and these policies and procedures are also applicable to the Company and the Guarantor’s Subsidiaries.

(ff)                              Compliance with Anti-Money Laundering Laws. The operations of the Company, the Guarantor and their Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company, the Guarantor or any of their respective Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and, to the best knowledge of the Company or the Guarantor, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any of their Subsidiaries with respect to the Money Laundering Laws is pending or threatened.

(gg)                            No Conflicts with Sanctions Laws. Neither the Company, the Guarantor nor any of their respective Subsidiaries, directors, officers or employees, nor, to the best knowledge of the Company or the Guarantor, any agent or other person acting on behalf of the Company, the Guarantor or any of their respective Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (UNSC), the European Union, or Her Majesty’s Treasury (HMT) (collectively, “Sanctions”), nor is the Company, the Guarantor or any of their respective Subsidiaries located, organized or resident in a country, region or territory that is the subject or the target of Sanctions (currently Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”)); and neither the Company, the Guarantor nor any of their respective Subsidiaries will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner, in each such case that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Except as set forth in Schedule 3 hereof, for the past five years each of the Company, the Guarantor and their respective Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction was the subject of Sanctions or located, organized or resident in any Sanctioned Country.

(hh)                          Solvency. On and immediately after the Closing Date, the Company, the Guarantor and each of their Subsidiaries (after giving effect to the issuance and sale of the Securities, the issuance of the Guarantee and the other transactions related thereto as described in each of the Disclosure Package and the Final Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured;

(ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities and the issuance of the Guarantees as contemplated by the Agreement, the Disclosure Package and the Final Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

Any certificate signed by any officer of the Company or the Guarantor, as the case may be, and delivered to you or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or Guarantor, as applicable, to each Underwriter as to the matters covered thereby as of the date of such certificate.

SECTION 2                               Representations and Warranties of the Underwriters.  Each Underwriter hereby represents and agrees, as of the date of the Agreement, that:

(a)                                 It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Free Writing Prospectus other than (i) a Free Writing Prospectus that is not required under the Act to be filed, (ii) any Issuer Free Writing Prospectus listed on Schedule II to the Terms Agreement or prepared pursuant to Section 4(d) hereto, or (iii) any Free Writing Prospectus prepared by such Underwriter and approved by the Company and the Guarantor in advance in writing.

(b)                                 Unless otherwise specified in the Terms Agreement, it has not and will not, without the prior written consent of the Company and the Guarantor, use any Free Writing Prospectus that contains the final terms of the Securities unless such terms have previously been included in a Free Writing Prospectus filed with the Commission, provided that the Underwriter may use a term sheet substantially in the form set forth in Schedule III to the Terms Agreement without the consent of the Company and the Guarantor; provided further that the Underwriter using such term sheet shall notify the Company and the Guarantor and provide a copy of such term sheet to the Company and the Guarantor, prior to, or substantially concurrently with, the first use of such term sheet.

(c)                                  It will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus used or referred to by it, in accordance with Rule 433 under the Act.

(d)                                 It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company and the Guarantor if any such proceeding against it is initiated during the period in which a prospectus relating to the Securities is required to be delivered under the Act).

(e)                                  Unless otherwise specified in the Terms Agreement, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive (as defined below) was implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and the 2010 PD Amending Directive (as defined below) to the extent implemented, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Securities to the public in that Relevant Member State at any time:

(i)                                     to any legal entity which is a qualified investor as defined in the Prospectus Directive or the 2010 PD Amending Directive if the relevant provision has been implemented;

(ii)                                  to fewer than (i) 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive or the 2010 PD Amending Directive if the relevant provision has been implemented) or (ii) if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive or the 2010 PD Amending Directive if the relevant provision has been implemented), subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

(iii)                               in any other circumstances falling within Article 3(2) of the Prospectus Directive or Article 3(2) of the 2010 PD Amending Directive to the extent implemented.

For the purposes of this Section 2, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, references to the “Prospectus Directive” mean Directive 2003/71/EC of the European Parliament and of the Council of the European Union of November 4, 2003, and include any relevant implementing measure in each Relevant Member State, and references to the “2010 PD Amending Directive” mean Directive 2010/73/EC of the European Parliament and of the Council of the European Union of November 24, 2010.

(f)                                   Unless otherwise specified in the Terms Agreement, each Underwriter represents, warrants and agrees that it has not offered or sold and will not offer or sell the Securities publicly (as defined for purposes of the securities laws of Brazil or the Republic of Austria, as the case may be) in Brazil or the Republic of Austria.

SECTION 3                               Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in the Terms Agreement the principal amount of the Securities set forth opposite such Underwriter’s name in the Terms Agreement.

Delivery of and payment for the Securities shall be made on the date and at the time specified in the Terms Agreement or at such time on such later date not more than three business days after the foregoing date as you shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Guarantor or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to you for the respective accounts of the several Underwriters against payment by the several Underwriters through you of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless you shall otherwise instruct.

SECTION 4                               Agreements of the Company and the Guarantor.  Each of the Company and the Guarantor agrees with each Underwriter as follows:

(a)                                 Immediately following the execution of the Terms Agreement, the Company and the Guarantor will prepare a Final Prospectus setting forth the principal amount of Securities covered thereby and their terms not otherwise specified in the Base Prospectus or any Preliminary Prospectus, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters acting as managers in connection with the offering, if any, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as you, the Company and the Guarantor deem appropriate in connection with the offering of the Securities. The Company and the Guarantor will within the time periods specified by Rule 424(b) transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424(b) of the Act and will furnish to the Underwriters as many copies of the Final Prospectus as you shall reasonably request.

(b)                                 Prior to the termination of the offering of the Securities, neither the Company nor the Guarantor will file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless you have been furnished a copy for review prior to filing and neither the Company nor the Guarantor will file any such proposed amendment or supplement to which you reasonably object.  The Company and the Guarantor will promptly advise you (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, (5) of the receipt by the Company or the Guarantor, as the case may be, of any notice of objection to the use of the Registration Statement, any amendment or supplement thereto pursuant to Rule 401(g)(2) under the Act, any Preliminary Prospectus, or the Final Prospectus, and (6) of the receipt by the Company or the Guarantor, as the case may be, of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company and the Guarantor will use their commercially reasonable efforts to prevent the issuance of any such stop order or notice of objection or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                                  The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(d)                                 Unless otherwise specified in the Terms Agreement, the Company and the Guarantor will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, substantially in the form set forth in Exhibit B hereto and in the form approved by you and attached as Schedule III to the Terms Agreement and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule.

(e)                                  If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company and the Guarantor promptly will (i) notify you so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(f)                                   If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, the Company and the Guarantor promptly will (1) notify you of such event, (2) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(g)                                  As soon as practicable, the Guarantor will make generally available to its security holders and to the Representatives an earnings statement or statements of the Guarantor and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(h)                                 Upon request, the Company and the Guarantor will furnish to the Representatives and to counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(i)                                     The Company and the Guarantor will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall either the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject either of them to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where either of them is not now so subject.

(j)                                    Each of the Company and the Guarantor agrees that, unless it has or shall have obtained the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company and the Guarantor with the Commission or retained by the Company under Rule 433 under the Act, other than a Free Writing Prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 4(d) hereto; provided that the prior written consent of Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II to the Terms Agreement. Any such Free Writing Prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)                                 The Company and the Guarantor will furnish, upon request of an Underwriter, for a period of two years from the date of the Agreement (unless otherwise publicly available on the Commission’s EDGAR website or the Company’s or the Guarantor’s website) (i) copies of any reports or other communications which the Guarantor shall send to its shareholders or which the Company or the Guarantor shall from time to time publish or publicly disseminate; (ii) copies of all annual and other reports filed with the Commission on Forms 20-F and 6-K, or such other similar form as may be designated by the Commission; and (iii) copies of documents or reports filed with any securities exchange on which any class of securities of the Company is listed, in each case, as soon as such reports, communications or documents become available.

(l)                                     The Company and the Guarantor will apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

SECTION 5                               Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of each of the Company and the Guarantor herein contained, to the accuracy of the statements of the Company’s directors and the Guarantor’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by each of the Company and the Guarantor of all of its respective covenants and other obligations hereunder and to the following further conditions:

(a)                                 The Company and the Guarantor shall have requested and caused the delivery of written opinions, substantially in the forms contemplated by the Terms Agreement.

(b)                                 The Guarantor shall have requested and caused PricewaterhouseCoopers, independent auditors for the Guarantor, and such other independent auditors as may be specified in the Terms Agreement, to have furnished to you, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of you), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to you, confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act and covering the matters that are ordinarily covered by “comfort letters” drafted in accordance with Statement of Auditing Standards No. 72.

(c)                                  The Company shall have furnished to you a certificate, signed by two directors of the Company with specific knowledge of the financial matters of the Company, reasonably satisfactory to you, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and the Terms Agreement and that:

(i)                                     the representations and warranties of the Company in the Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or under Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(d)                                 The Guarantor shall have furnished to you a certificate, signed by two executive officers of the Guarantor with specific knowledge of the financial matters of the Guarantor, reasonably satisfactory to you, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and the Terms Agreement and that:

(i)                                     the representations and warranties of the Guarantor in the Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or under Section 8A of the Act have been instituted or, to the Guarantor’s knowledge, threatened;

(iii)                               since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Guarantor and its Subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto); and

(iv)                              since the Execution Time, there has not been any decrease in the rating of any of the debt securities issued by or guaranteed by the Company or the Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(e)                                  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Guarantor and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which is, in your sole judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f)                                   Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the debt securities issued by or guaranteed by either the Company or the Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(g)                                  Prior to the Closing Date, the Company and the Guarantor shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

SECTION 6                               Payment of Expenses. All expenses incident to the performance of each party’s obligations under the Agreement shall be paid in the following manner, unless otherwise specified in the relevant Terms Agreement: the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Guarantor’s counsel, accountants and other advisors, (v) any fees and expenses incurred by the Underwriters in connection with the marketing and offering of the Securities, excluding the fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(i) of the Underwriting Agreement Basic Provisions, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey and any supplement thereto, (vii) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto, (viii) the preparation, printing and delivery to the Underwriters of copies of any blue sky survey and any supplements thereto, (ix) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (x) the costs and expenses of the Company and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and the travel and lodging expenses of the representatives and officers of the Company, the Guarantor and any such consultants, (xi) any fees payable in connection with the rating of the

Securities and (xii) the fees and expenses incurred in connection with the listing of the Securities, as applicable.

SECTION 7                               Indemnification and Contribution. (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls each Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) incurred by such person, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other existing Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other documented expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Underwriter Information furnished to the Company or the Guarantor by or on behalf of any Underwriter expressly for inclusion therein; and/or (ii) gross negligence or willful misconduct on the part of such indemnified party. This indemnity agreement is in addition to any liability that the Company and the Guarantor may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Guarantor, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company or the Guarantor by or on behalf of such Underwriter through the Representatives expressly for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement is in addition to any liability that any Underwriter may otherwise have.  The Company and the Guarantor acknowledge that the statements identified in the Terms Agreement as “Underwriter Information” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying person has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying person and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying person of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other documented expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Guarantor and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantor and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be equal to the total net proceeds from the offering (before deducting taxes and expenses) received by the Company from the sale of Securities and the total underwriting discounts and commissions (before deducting taxes and expenses) received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Guarantor on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

SECTION 8                               Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements, including the agreement of the Company and the Guarantor in Section 7 hereof with respect to indemnity and contribution, contained herein or contained in certificates issued by the Company and the Guarantor, as the case may be, submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of the Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Guarantor, and shall survive delivery of any Securities to the Underwriters, provided, however, that no such representations and warranties or agreements shall be deemed to have been given as to any point in time other than the date hereof or as otherwise expressly provided herein.  The provisions in Sections 6 and 7 shall survive the termination or cancellation of the Agreement.

SECTION 9                               Termination.  The Agreement shall be subject to termination in your absolute discretion, by notice given to the Company and the Guarantor prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) the Company or the Guarantor shall have failed, refused or been unable to perform any agreement on its part to be performed under the Agreement when and as required, (ii) trading in the Guarantor’s American Depositary Receipts shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis (economic, political, financial or otherwise) the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), (v) a downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company, the Guarantor or any of their respective Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act; and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company, the Guarantor or any of their respective Subsidiaries (other than an announcement with positive implications of a possible upgrading) or (vi) there shall have been, since the time of the execution of the Agreement or since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), any Material Adverse Effect, in respect of the Company or the Guarantor, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

SECTION 10                        Default by an Underwriter.  (a) If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under the Agreement (the “Defaulted Securities”), then you (as a non-defaulting Underwriter)

shall have the right, within 36 hours thereafter, to make arrangements to purchase the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, by the end of such 36 hours you shall not have completed such arrangements for the purchase of all the Defaulted Securities then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriter for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then the Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 6 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

If other persons become obligated or agree to purchase the Securities a defaulting Underwriter, either the non-defaulting Underwriter or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Disclosure Package and the Final Prospectus or in any other document or arrangement, and the Company and the Guarantor agree to promptly prepare any amendment or supplement to the Disclosure Package and the Final Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of the Agreement unless the context otherwise requires, any person not listed in Terms Agreement supplemental hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Agreement.

SECTION 11                        Reimbursement of Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of each Underwriter set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any Underwriter, the Company will reimburse the Underwriters on demand for all properly documented out-of-pocket expenses (including the documented fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities; provided, however that if any Underwriter resigns without having good commercial reasons for resigning (having regard to good international capital markets practice), then the Company shall be under no obligation to reimburse such expenses.

SECTION 12                        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to you at the address indicated in the Terms Agreement; notices to the Company or the Guarantor shall be directed to each of them at Suzanos’s Investor Relations Department located at Avenida Brigadeiro Faria Lima, 1,355, 7th floor, São Paulo, SP, 01452-919, Brazil (telephone: +55 (11) 3503-9330), e-mail: ir@suzano.com.br), Attention: Marcelo Bacci.

SECTION 13                        Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  The Agreement, any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Each of the Company and the Guarantor submits to the non-exclusive jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under the Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court.  Each of the Company and the Guarantor waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. Each of the Company and the Guarantor hereby designates and appoints Cogency Global Inc. (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of either the Company or the Guarantor. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 13 and reasonably satisfactory to you.  If the Process Agent shall cease to act as agent for services of process for either the Company or the Guarantor, the Company or the Guarantor, as the case may be, shall appoint, without unreasonable delay, another such agent, and notify you of such appointment.  Each of the Company and the Guarantor represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing.  Each of the Company and the Guarantor hereby authorizes and directs the Process Agent to accept such service.  Each of the Company and the Guarantor further agrees that service of process upon the Process Agent and written notice of said service to such party shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such legal suit, action or proceeding.  Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14                        Parties.  The Agreement shall inure to the benefit of and be binding upon you, the Company and the Guarantor, and their respective successors. Nothing expressed or mentioned herein is intended or shall be construed as given to any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of the Agreement or any provision herein contained.  The Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15                        No Fiduciary Duty.  The Company and the Guarantor acknowledge and agree that: (i) nothing herein shall create a fiduciary or agency relationship between the Company or the Guarantor, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company or the Guarantor in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Securities and the Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby and the Underwriter shall have no responsibility or liability to the Company or the Guarantor with respect to such investigation or appraisal, (iii) the relationship between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to the Company or the Guarantor shall be limited to those duties and obligations specifically stated herein; and (v) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Guarantor.

SECTION 16                        Judgment Currency. The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 17                        Waiver of Immunities.  To the extent that the Company or the Guarantor or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with the Agreement or any additional agreement, the Company and the Guarantor hereby irrevocably and unconditionally, to the extent permitted by applicable law, waive and agree not to plead or claim any such immunity and consent to such relief and enforcement.

Exhibit A to the Underwriting Agreement Basic Provisions — Form of Terms Agreement

SUZANO AUSTRIA GMBH

TERMS AGREEMENT

Debt Securities

Guaranteed by Suzano S.A.

[DATE]

To: The Underwriters identified herein Ladies and Gentlemen:

Suzano Austria GmbH (the “Company”) agrees to sell to the several Underwriters named in Schedule I hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions attached hereto as Exhibit I, the following securities (the “Securities”) on the following terms:

Title:

Principal Amount:

Interest:

Interest Payment Dates:

Maturity:

Optional Redemption:

Listing:

Purchase Price:    % of the principal amount, plus accrued interest, if any, from         , 20  .

Registration Statement Nos.:

Execution Time:

Closing: 9:30 a.m. on                     , at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, in Federal (same day) funds.

Payment of Expenses:

Representatives:

Lock-Up:

Indenture:

Qualifications to Any Covenants or Representations Made by the Company or the Guarantor:

Transaction Documents:

Opinions: The opinions to be delivered on the Closing Date for purposes of Section 5(a) of the Underwriting Agreement Basic Provisions shall be substantially in the forms [attached as Exhibits [            ] hereto] [separately provided to you], each of which is in form and substance satisfactory to you for purposes of such Section.

Underwriter Information (see definition under the Underwriting Agreement Basic Provisions):

Notices to Underwriters: Notices to the Underwriters shall be directed to:

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

To the extent not superseded or amended by the terms hereof, the provisions of the Underwriting Agreement Basic Provisions are incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement Basic Provisions.

This Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Guarantor one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantor and the several Underwriters in accordance with its terms.

Very truly yours,

SUZANO AUSTRIA GMBH

By:
Name:
Title:

By:
Name:
Title:

SUZANO S.A.

By:
Name:
Title:

By:
Name:
Title:

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

[ ]

acting on behalf of itself and as representative of the several Underwriters

By:
Name:
Title:

SCHEDULE I

Underwriter	Principal Amount of Securities

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE III

Final Term Sheet

EXHIBIT I

[Underwriting Agreement Basic Provisions to be attached]

Exhibit B to the Underwriting Agreement Basic Provisions — Form of Final Term Sheet

FINAL TERM SHEET

Issuer: Suzano Austria GmbH

Guarantor: Suzano S.A.

Title of Securities:

Aggregate Principal Amount:

Price To Public:    % of principal amount, plus accrued interest, if any, from

Maturity:

Interest Rate/Coupon:           [%]

Interest Payment Dates:                     and                     of each year, commencing on

Interest Payment Record Dates:                     and                     of each year Redemption Provisions/Call Options:

[Sinking Fund Provisions:                     ]

Yield to Maturity:

Benchmark:

Spread to Treasury:

Other Provisions:

Settlement Date:

Minimum Denomination:

Book-Running Manager[s]:

Co-Managers:

Ratings:                     /

CUSIP:

ISIN:

[Common Code:                     ]

B-1

Exhibit B to the Underwriting Agreement Basic Provisions — Form of Final Term Sheet

[Listing:                     ]

The offer and sale of the Securities to which this final term sheet relates have been registered by Suzano Austria GmbH and Suzano S.A. by means of a registration statement on Form F-3 (Registration No. 333-[               ]).

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantor have filed with the SEC for more complete information about the issuer, the guarantor and this offering.  You may get these documents for free by visiting the SEC Web site at www.sec.gov.  Alternatively, the issuer, the guarantor, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-[                  ].

B-2